EXHIBIT 4


                    AMENDMENT dated as of March 31, 1999, to
               the Rights Agreement dated as of July 24, 1995 (the "Rights Agreement"), between ATLANTIC RICHFIELD COMPANY (the "Company") and FIRST CHICAGO TRUST COMPANY OF NEW YORK, as Rights Agent (the "Rights Agent").


          Pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the following actions are hereby taken prior to executing the Merger Agreement and Stock Option Agreement referred to below:

          Section 1. Amendments to Rights Agreement. The
Rights Agreement is hereby amended as follows:

          (a) The definition of "Acquiring Person" in Section
1 of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, none of BP Amoco p.l.c., Prairie Holdings, Inc., or any Affiliate or Associate of either shall be deemed to be an Acquiring Person, either individually or collectively, solely by virtue of (i) the announcement of the Merger (as such term is defined in the Merger Agreement), (ii) the acquisition of Common Shares of the Company pursuant to the Merger or the Stock Option Agreement, (iii) the execution of the Merger Agreement or the Stock Option Agreement or (iv) the consummation of the Merger or of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement."

          (b) The following definitions shall be added to
Section 1 of the Rights Agreement:

          "'Merger Agreement' shall mean the Agreement and Plan of Merger dated as of March 31, 1999 among BP Amoco p.l.c., Prairie Holdings, Inc., and the Company."

          "'Stock Option Agreement' shall mean the Stock
     Option Agreement dated as of March 31, 1999 between the Company and BP Amoco p.l.c."

          (c) Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

          "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not be deemed to have occurred solely as the result of (i) the


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         announcement of the Merger, (ii) the acquisition of
         Common Shares of the Company pursuant to the Merger or the Stock Option Agreement, (iii) the execution of the Merger Agreement or the Stock Option Agreement or
         (iv) the consummation of the Merger or of the other transactions contemplated in the Merger Agreement or the Stock Option Agreement.";

          (d) Section 7(a) of the Rights Agreement is amended to replace the words "at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof" in Section 7(a) with the following: "at or prior to the earlier of (i) the Effective Time of the Merger (as defined in the Merger Agreement) or (ii) the Close of Business on the Final Expiration Date".

          Section 2. Full Force and Effect. Except as expressly amended hereby, the Rights Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

          Section 3. Governing Law. This Amendment shall be governed by and construed in accordance with the law of the State of Delaware applicable to contracts to be made and performed entirely within such State.


          IN WITNESS WHEREOF, the Company and the Rights
Agent have caused this Amendment to be duly executed as of the day and year first above written.


                              ATLANTIC RICHFIELD COMPANY,

                                by:
                                   -------------------------
                                   Name:
                                   Title:


                              FIRST CHICAGO TRUST COMPANY
                              OF NEW YORK, as Rights Agent

                                by:
                                   -------------------------
                                   Name:
                                   Title: